SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 4, 2003

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA	19087-1945

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

     On June 4, 2003, Safeguard Scientifics, Inc. and Docucorp International, Inc. issued a joint press release announcing that Docucorp has repurchased 3,094,520 shares of its common stock, along with warrants to purchase an additional 161,242 shares of its common stock, from Safeguard Scientifics, Inc. and a former officer of Safeguard in a private transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1	Press Release of Docucorp International and Safeguard Scientifics, Inc. dated June 4, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: June 4, 2003	By:	/s/ N. Jeffrey Klauder

N. Jeffrey Klauder Managing Director and General Counsel

Exhibit Index

99.1	Press release dated June 4, 2003 issued by Docucorp International and Safeguard Scientifics, Inc.